Registration No. 333-

As filed with the Securities and Exchange Commission on June 6, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Under Armour, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1990078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland 21230

(410) 454-6428

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John P. Stanton, Senior Vice President, General Counsel & Secretary

Under Armour, Inc.

1020 Hull Street, Baltimore, Maryland 21230

(410) 454-6428

(Name, address, including zip code, and telephone number, Including area code, of agent for service)

Copy to:

Daniel J. Bursky, Esq.

Mark Hayek, Esq.

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

(212) 859-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(1)

(1)	An indeterminate aggregate initial offering price or number of debt securities is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fees.

PROSPECTUS

Under Armour, Inc.

Debt Securities

Under Armour, Inc. may, from time to time, sell debt securities in one or more offerings pursuant to this prospectus. The specific terms of any debt securities to be offered will be provided in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

The debt securities may be sold to or through one or more agents, underwriters or dealers, or directly to purchasers, on a delayed or continuous basis.

Investing in our debt securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents incorporated by reference herein and therein, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, if applicable.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 6, 2016.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or of any prospectus supplement, free writing prospectus or document incorporated by reference.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell in one or more offerings, debt securities.

Each time securities are sold, a prospectus supplement will be provided that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.

You should carefully read both this prospectus and any prospectus supplement together with additional information described below under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

This prospectus and any accompanying prospectus supplement and the documents incorporated herein and therein by reference include registered trademarks, trade names and service marks of Under Armour, Inc. and its subsidiaries.

In both this prospectus and any accompanying prospectus supplement, unless we otherwise specify or the context otherwise requires, references to “Under Armour,” the “Company,” “we,” “us,” and “our” are to Under Armour, Inc. and its subsidiaries.

UNDER ARMOUR

We are a leading developer, marketer and distributor of branded performance apparel, footwear and accessories. The brand’s moisture-wicking fabrications are engineered in many different designs and styles for wear in nearly every climate to provide a performance alternative to traditional products. Our products are sold worldwide and worn by athletes at all levels, from youth to professional, on playing fields around the globe, as well as by consumers with active lifestyles. The Under Armour Connected Fitness™ platform powers the world’s largest digital health and fitness community and our strategy is focused on engaging with these consumers and increasing awareness and sales of our products. We plan to grow this community by developing innovative applications, services and other digital solutions to impact how athletes and fitness-minded individuals train, perform and live.

Our net revenues are generated primarily from the wholesale sales of our products to national, regional, independent and specialty retailers. We also generate net revenue from the sale of our products through our direct to consumer sales channel, which includes our brand and factory house stores and websites, from product licensing and from digital platform licensing and subscriptions and digital advertising through our Connected Fitness business. We plan to continue to grow our business over the long term through increased sales of our apparel, footwear and accessories, expansion of our wholesale distribution, growth in our direct to consumer sales channel and expansion in international markets.

We were incorporated as a Maryland corporation in 1996. Our principal executive offices are located at 1020 Hull Street, Baltimore, Maryland 21230, and our telephone number is (410) 454-6428.

Recent Developments

On May 31, 2016, we announced that during the second quarter of 2016 we expect to recognize an impairment charge of approximately $23 million related to the planned liquidation of The Sports Authority, one of our wholesale customers.

RISK FACTORS

Investing in our debt securities involves risks. Before deciding to invest in our debt securities, you should carefully consider the risk factors described in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2015 (which is incorporated by reference herein), any subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus, and the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this prospectus, any prospectus supplement, the documents incorporated herein and therein by reference and oral statements made from time to time by us other than statements of historical fact, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on current expectation and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from the forward-looking statements. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition to the risks and uncertainties noted in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference, there are certain risks and uncertainties that could cause actual results for any quarter or annual period to differ materially from those anticipated by our forward-looking statements. Risks and uncertainties to which our forward-looking statements are subject include without limitation:

•	changes in general economic or market conditions that could affect consumer spending;

•	changes to the financial health of our retail customers;

•	our ability to effectively manage our growth and a more complex global business;

•	our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures;

•	our ability to effectively develop and launch new, innovative and updated products;

•	our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands;

•	increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts;

•	fluctuations in the costs of our products;

•	loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions;

•	our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries;

•	our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results;

•	risks related to foreign currency exchange rate fluctuations;

•	our ability to effectively market and maintain a positive brand image;

•	our ability to comply with trade and other regulations;

•	the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology;

•	risks related to data security or privacy breaches;

•	our ability to raise additional capital required to grow our business on terms acceptable to us;

•	our potential exposure to litigation and other proceedings; and

•	our ability to attract and retain the services of our senior management and key employees.

For additional information concerning factors that could cause actual results to materially differ from those projected herein, in the documents incorporated herein and in the applicable prospectus supplement, please refer to our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference herein.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including, but not limited to, marketable securities.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods indicated.

	Three Months Ended March 31, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	3.6x	9.9x	14.5x	16.4x	14.1x	13.3x

For purposes of computing the ratio of earnings to fixed charges, “earnings” represents income from operations before income taxes and before fixed charges (excluding interest capitalized during the period). Fixed charges consist of interest expense (including capitalized interest) and one-third of rental expenses (considered representative of the interest factor of operating leases).

SELECTED FINANCIAL DATA

On March 16, 2016, the Board of Directors approved the issuance of the Company’s new Class C non-voting common stock, referred to as the Class C stock. The Class C stock was issued through a stock dividend on a one-for-one basis to all existing holders of the Company’s Class A and Class B common stock, which had the same effect as a two-for-one stock split. The shares of Class C stock were distributed on April 7, 2016, to stockholders of record of Class A and Class B common stock as of March 28, 2016.

We have not restated the financial statements or financial information incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K for the year ended December 31, 2015 to reflect the Class C dividend. The financial statements and financial information incorporated by reference in this prospectus from our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 was retroactively adjusted to reflect the Class C dividend for all periods presented therein. The following selected financial information retroactively adjusts certain of our annual information for the periods presented to reflect the impact of the Class C dividend on earnings per share and share amounts.

You should read this information in conjunction with “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and our historical financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2015 and our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, both of which are incorporated by reference into this prospectus.

	Year Ended December 31,
(In thousands, except per share amounts)	2015	2014	2013	2012	2011
Net income available per common share
Basic	$0.54	$0.49	$0.39	$0.31	$0.23
Diluted	$0.53	$0.47	$0.38	$0.30	$0.23
Weighted average common shares outstanding
Basic	430,996	426,454	421,392	417,372	412,560
Diluted	441,736	438,760	431,916	425,520	420,208

DESCRIPTION OF DEBT SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus.

PLAN OF DISTRIBUTION

We may sell debt securities in one or more of the following ways:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; or

•	directly to investors.

The debt securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may sell debt securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell debt securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the debt securities for whom they may act as agents. Underwriters may resell the debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of debt securities.

We may solicit offers to purchase debt securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase debt securities from the public on our behalf. If required, the applicable prospectus supplement relating to any particular offering of debt securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell debt securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those debt securities to the public.

Any underwriter or agent involved in the offer and sale of any debt securities will be named in the applicable prospectus supplement.

Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any debt securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of debt securities, if any are purchased.

Each series of debt securities will be a new issue, and there will be no established trading market for any debt security prior to its original issue date. We may, but are not required to, list a particular series of debt securities on a securities exchange. Any underwriters to whom we sell debt securities for public offering may make a market in those debt securities. However, no such underwriter that makes a market will be obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the debt securities.

In connection with an offering, the underwriters may purchase and sell debt securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of debt securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debt securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased debt securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the debt securities. As a result, the price of the debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Certain of the underwriters, dealers or agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of their businesses.

LEGAL OPINIONS

Certain legal matters with respect to the debt securities will be passed upon for the Company by John P. Stanton, Senior Vice President, General Counsel & Secretary of the Company, or by any Counsel, Senior Counsel or Deputy General Counsel of the Company, and by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, to the extent governed by New York law. As of May 31, 2016, Mr. Stanton owned or had the right to acquire, directly or indirectly, an aggregate of less than 0.1% of each of the Company’s Class A Stock common stock and Class C common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this document the information which Under Armour filed with the SEC. This means that we can disclose important information by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. The information incorporated by reference is an important part of this prospectus and information that Under Armour files later with the SEC will automatically update and supersede this information. The following documents filed by the Company (File No. 001-33202) with the SEC pursuant to the Exchange Act are incorporated herein by reference other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	The Company’s Annual Proxy Statement on Schedule 14A filed with the SEC on March 11, 2016 (solely to the extent specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015);

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016; and

•	The Company’s Current Reports on Form 8-K filed with the SEC on January 22, 2016, March 16, 2016, May 2, 2016, May 3, 2016 and June 3, 2016.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of filing of this registration statement and prospectus and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the SEC (including exhibits related thereto), shall be incorporated by reference herein and shall be deemed to be a part of this prospectus from the dates of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement and prospectus to the extent that a statement contained in any subsequent prospectus or prospectus supplement hereunder or in any document subsequently filed with the SEC which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement or prospectus. All documents incorporated by reference into the Form S-3 of which this prospectus is a part are also incorporated by reference, unless the information therein is superseded by a later filing.

WHERE YOU CAN FIND MORE INFORMATION

The Company will provide without charge to each person to whom a copy of this prospectus is delivered, upon the oral or written request of such person, a copy of any or all of the documents which are incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Under Armour, Inc.

Attn: Corporate Secretary

1020 Hull Street

Baltimore, MD 21230

Telephone: (410) 454-6428

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information relating to the operation of the public reference facility may be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov. Copies of such materials also can be obtained by mail by submitting a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

You may also get a copy of these reports from our website at www.uabiz.com. Please note, however, that we have not incorporated any other information by reference from or accessible through our website, other than the documents listed above under “Incorporation of Certain Information by Reference”.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement:

Amount to be paid
SEC registration fee	$(1)
Legal fees and expenses	(2)
Fees and expenses of qualification under state securities laws (including legal fees)	(2)
Accounting fees and expenses	(2)
Printing fees	(2)
Trustee’s fees and expenses	(2)
Miscellaneous	(2)

Total	(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

(2)	These fees will be dependent on the amount of securities offered and number of offerings and, therefore, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Under the Company’s by-laws and the Maryland General Corporation Law, the directors and officers of the Company may be entitled to indemnification in respect of threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (“proceedings”), to which they are made a party by reason of their position as a director or officer of the Company. In the case of conduct in their official capacity with the Company, directors and officers will be entitled to indemnification unless the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or the director or officer actually received an improper personal benefit in money, property or services. In the case of criminal proceedings the director or the officer also must have had no reasonable cause to believe that the conduct was unlawful.

If the director or officer is successful on the merits or otherwise in the defense of any proceeding, the director or officer will be entitled to indemnification against reasonable expenses incurred in connection with the proceedings regardless of whether the foregoing standards are met. In addition, a court of appropriate jurisdiction may order indemnification if it determines that the director or officer has met the foregoing standards, or if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

Any indemnification required or permitted by the Company’s by-laws and the Maryland General Corporation Law may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. However, if the proceeding is by or in the right of the Company, indemnification may be made only against expenses and may not be made in respect of any proceeding in which the director or officer is adjudged to be liable to the Company.

Under the Company’s charter, the monetary liability of directors and officers to the Company or its stockholders is eliminated except for, and to the extent of, actual receipt of an improper benefit or profit in money, property or services, or in respect of a judgment or other final adjudication based on a finding of active and deliberate dishonesty material to the cause of action adjudicated in the proceeding.

The Company also maintains for the benefit of its directors and officers insurance covering certain liabilities asserted against or incurred by such persons in their capacity as, or as a result of their position as, director or officer of the Company. This insurance may afford protection for liabilities not subject to indemnification under the Company’s by-laws and the Maryland General Corporation Law.

The form of Underwriting Agreement of the Company is expected to provide for indemnification of the Company and its directors, officers and certain other persons under certain circumstances described therein by each underwriter participating in an offering of debt securities.

Item 16.	Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

4.1	Form of Indenture, to be entered into between the Company and Wilmington Trust, National Association, as Trustee.

5.1	Opinion of John P. Stanton, Senior Vice President, General Counsel & Secretary of the Company.

5.2	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

12.1	Statement re computation of ratio of earnings to fixed charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of John P. Stanton (included in his opinion filed as Exhibit 5.1).

23.3	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in their opinion filed as Exhibit 5.2).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

25.1	Statement of Eligibility of Wilmington Trust, National Association, as Trustee, on Form T-1.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Under Armour, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 6th day of June, 2016.

UNDER ARMOUR, INC.

By:	/S/ KEVIN A. PLANK
Name: Kevin A. Plank
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John P. Stanton and David E. Bergman his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KEVIN A. PLANK Kevin A. Plank	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 6, 2016

/S/ LAWRENCE P. MOLLOY Lawrence P. Molloy	Chief Financial Officer (Principal Accounting and Financial Officer)	June 6, 2016

/S/ BYRON K. ADAMS, JR. Byron K. Adams, Jr.	Director	June 6, 2016

/S/ GEORGE W. BODENHEIMER George W. Bodenheimer	Director	June 6, 2016

/S/ DOUGLAS E. COLTHARP Douglas E. Coltharp	Director	June 6, 2016

/S/ ANTHONY W. DEERING Anthony W. Deering	Director	June 6, 2016

/S/ KAREN W. KATZ Karen W. Katz	Director	June 6, 2016

/S/ A.B. KRONGARD A.B. Krongard	Director	June 6, 2016

/S/ WILLIAM R. MCDERMOTT William R. McDermott	Director	June 6, 2016

/S/ ERIC T. OLSON Eric T. Olson	Director	June 6, 2016

/S/ HARVEY L. SANDERS Harvey L. Sanders	Director	June 6, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

4.1	Form of Indenture, to be entered into between the Company and Wilmington Trust, National Association, as Trustee.

5.1	Opinion of John P. Stanton, Senior Vice President, General Counsel & Secretary of the Company.

5.2	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

12.1	Statement re computation of ratio of earnings to fixed charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of John P. Stanton (included in his opinion filed as Exhibit 5.1).

23.3	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in their opinion filed as Exhibit 5.2).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

25.1	Statement of Eligibility of Wilmington Trust, National Association, as Trustee, on Form T-1.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.